                                                                    Exhibit 8.01

                      [LETTERHEAD OF BAKER BOTTS L.L.P.]

                                                                  June 13, 2001

Gemstar--TV Guide International, Inc.
135 North Los Robles Avenue, Suite 800
Pasadena, CA 91101

Ladies and Gentlemen:

   Reference is made to the Registration Statement of Gemstar--TV Guide International, Inc., a Delaware corporation ("Gemstar"), on Form S-4 (the "Registration Statement"), and the proxy statement of SkyMall, Inc., a Nevada corporation ("SkyMall")/prospectus of Gemstar (the "Proxy Statement/Prospectus"), relating to the merger of SkyMall with and into a wholly owned subsidiary of Gemstar (the "Merger"). We are acting as counsel to Gemstar in connection with the Merger and have participated in the preparation of the discussion set forth in the section of the Proxy Statement/Prospectus entitled "The Merger--Material U.S. Federal Income Tax Consequences of the Merger" (the "Discussion").

   We assume that the Merger and related transactions will be carried out as described in the Proxy Statement/Prospectus. Subject to this assumption and to the assumptions and qualifications set forth in the Discussion, it is our opinion that the Discussion is accurate in all material respects. We note that our opinion is, as described in the Discussion, premised upon the provision by us of an opinion anticipated to be delivered at the closing of the Merger. We express no other opinion as to the United States federal, state, local, foreign, or other tax consequences of the Merger.

   We hereby consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us in the Discussion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Baker Botts L.L.P.